Exhibit 5.1

7 May 2025
Our Ref: RN/ds/A6067-A03857
Aspen Insurance Holdings Limited 141 Front Street Hamilton HM 19 Bermuda
Dear Addressee
ASPEN INSURANCE HOLDINGS LIMITED (THE "COMPANY")
We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with the preparation and filing on behalf of the Company of an Abbreviated Registration Statement (as defined in Schedule 1), filed by the Company on or about 7 May 2025 with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Abbreviated Registration Statement relates to the proposed offering of up to 2,587,500 additional Class A ordinary shares of par value of US$0.001 each in the capital of the Company (the "Additional Offered Shares"), of which 337,500 Class A ordinary shares are subject to purchase upon exercise of the underwriters' option to purchase additional Class A ordinary shares, under the Underwriting Agreement (as defined in Schedule 1), all to be offered for sale or issue at the price and on the terms as determined in the original Registration Statement (as defined in Schedule 1) (the "Amended Offering").
For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1 (the "Documents").
In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.
We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.
Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion that the Additional Offered Shares have been duly authorised, validly issued, fully paid and non-assessable.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this Amended Offering and may not be relied upon by any other person without our prior written consent.
We understand that the Company wishes to file this opinion as an exhibit to the Abbreviated Registration Statement as Exhibit 5.1 and to reference this firm under the caption "Legal Matters" in the Registration Statement, and we hereby consent thereto.
In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act, or that we are within the category of persons whose consent is required
Walkers (Bermuda) Limited
Park Place, 55 Par La Ville Road, Hamilton HM11, Bermuda
T +1 441 242 1500 www.walkersglobal.com
Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore
The title of "partner' is used to refer to a consultant or employee of Walkers (Bermuda) Limited with equivalent standing and qualifications.

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under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
This opinion shall be construed in accordance with the laws of Bermuda.
YOURS FAITHFULLY

/s/Walkers (Bermuda) Limited

WALKERS (BERMUDA) LIMITED

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SCHEDULE 1
LIST OF DOCUMENTS EXAMINED
1.    The Certificate of Incorporation dated 23 May 2002 and Certificate of Incorporation on Change of Name of the Company dated 22 November 2002, the Memorandum of Association as registered on 23 May 2002 (the "Memorandum of Association"), the Third Amended and Restated Bye-laws of the Company adopted on 30 March 2025 (the "Bye-laws"), and Register of Members, Register of Directors and Officers, in each case of the Company, copies of which have been provided to us by the Company Secretary (together the "Company Records").
2.    A copy of the executed unanimous written resolutions of the board of directors of the Company dated 30 November 2023, 30 March 2025 and 5 April 2025 (together, the "Resolutions").
3.    Copies of the following documents:
(a)    The Registration Statement on Form F-1 (File No. 333-276163) (as filed and amended, the "Registration Statement").
(b)    The Registration Statement on Form F-1 filed on 7 May 2025 by the Company with the SEC pursuant to Rule 462(b) of the Securities Act registering the Additional Offered Shares under the Securities Act (as filed, the "Abbreviated Registration Statement").
(c)    The draft form of the Underwriting Agreement to be entered into between the Company, the selling shareholders named therein, and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Jefferies LLC, as representatives on behalf of the Underwriters (as defined therein) (the "Underwriting Agreement").

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SCHEDULE 2
ASSUMPTIONS
1.    There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Documents or in any contracts or instruments, including but not limited to indentures and instruments, prepared in relation to the offer and creation of any of the Additional Offered Shares, as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.
2.    The originals of all documents examined in connection with this opinion are authentic.  The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate.  The Documents conform in every material respect to the latest drafts of the same produced to us.
3.    All preconditions to the obligations of the parties to the Underwriting Agreement will be satisfied or duly waived prior to the issue and sale of the Additional Offered Shares and there will be no breach of the terms of the Underwriting Agreement.
4.    The Memorandum of Association and Bye-laws reviewed by us are the memorandum of association and Bye-laws of the Company and are in force at the date hereof.
5.    The Company Records are complete and accurate and all matters required by law and the Memorandum of Association and Bye-laws to be recorded therein are so recorded.
6.    The Resolutions have been duly executed by or on behalf of each director of the Company and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.
7.    The choice of New York law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Bermuda).
8.    We assume the power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Bermuda) to enter into, execute and perform their respective obligations under the Underwriting Agreement.

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SCHEDULE 3
QUALIFICATIONS
1.    We express no opinion upon any provisions in the Documents which contain a reference to any law or statute that is not a Bermudian law or statute.
2.    Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.
3.    "Non-assessability" is not a legal concept under Bermuda law. Reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no member shall be:
(a)    obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and
(b)    bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which they became a member, if and so far as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise to pay money to, the Company.